                                  EXHIBIT 21.1
                    LIST OF SUBSIDIARIES OF CYBERONICS, INC.

                                                         JURISDICTION OF
                NAME OF SUBSIDIARY                        INCORPORATION
--------------------------------------------------  --------------------------

Cyberonics of Europe, S.A.                                   Belgium